Exhibit 99.4
RightNow Technologies, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
The following unaudited pro forma condensed combined consolidated financial statements give effect to the acquisition of HiveLive, Inc. (HiveLive) by RightNow Technologies, Inc. (RightNow). These pro forma condensed combined consolidated statements are presented for illustrative purposes only. The pro forma adjustments described in the notes accompanying the statements are based upon available information and assumptions that we believe are reasonable. These unaudited pro forma condensed combined consolidated financial statements do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition. The pro forma condensed combined consolidated financial statements do not purport to represent what the consolidated results of operations of RightNow would actually have been if the acquisition had in fact occurred on the date we refer to below, nor do they purport to project the results of operations of RightNow for any future period or as of any historical dates.
Under the purchase method of accounting prescribed by Topic 805, Business Combinations, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price over the net assets acquired is allocated to goodwill. The purchase price allocation is preliminary, subject to future adjustment and has been made solely for the purpose of providing the unaudited condensed combined consolidated financial information discussed below.
The unaudited pro forma condensed combined balance sheet as of June 30, 2009, was prepared by combining the historical consolidated balance sheet of RightNow and the historical balance sheet of HiveLive as of June 30, 2009, giving effect to the acquisition as if it occurred on June 30, 2009. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2008 and the six month period ended June 30, 2009 were prepared by combining the historical consolidated statement of operations of RightNow for the year ended December 31, 2008 and the six month period ended June 30, 2009 and the historical statement of operations of HiveLive for the respective periods, giving effect for the acquisition as if it had occurred on January 1, 2008.
The operating results of HiveLive are included in RightNow’s statement of operations beginning on the date of acquisition, September 15, 2009. The acquisition is being accounted for under the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on management’s estimate of fair values. Our preliminary evaluation resulted in an allocation of $5.7 million to goodwill and identifiable intangible assets (See Note 1 for further details).
These unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of (a) RightNow Technologies, Inc. included on Form 10-Q as of and for the three and six month period ended June 30, 2009 (filed August 7, 2009), (b) RightNow Technologies, Inc. included in Form 10-K for the year ended December 31, 2008 (filed March 6, 2009), and (c) HiveLive, Inc. included elsewhere herein.

RightNow Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated
Combined Balance Sheet
as of June 30, 2009
(In thousands)

	RightNow	HiveLive
	June 30,	June 30,	Pro Forma		Pro Forma
	2009	2009	Adjustments		Combined
Assets
Cash and cash equivalents	$46,987	$1,251	$(5,906	) A	$42,332
Short-term investments	42,808	—			42,808
Accounts receivable	31,670	255			31,925
Term receivables, current	4,107	—			4,107
Allowance for doubtful accounts	(1,910)	—			(1,910)

Receivables, net	33,867	255			34,122
Deferred commissions	5,663	139	(82	) B	5,720
Prepaid and other current assets	2,152	40			2,192

Total current assets	131,477	1,685	(5,988)		127,174
Long-term investments	4,792	—			4,792
Property and equipment, net	9,775	194			9,969
Term receivables, non-current	2,159	—			2,159
Intangible assets, net	1,380	—	2,100	C	3,480
Goodwill	4,358	—	3,208	C	7,566
Deferred commissions, non-current	2,830	77	(45	) B	2,862
Other	811	24			835

Total Assets	$157,582	$1,980	$(725)		$158,837

Liabilities and Stockholders’ Equity
Accounts payable	$5,952	$65			$6,017
Commissions and bonuses payable	4,958	—			4,958
Other accrued liabilities	11,895	—			11,895
Current portion of long-term debt	45	989			1,034
Current portion of deferred revenue	75,972	490	(289	) B	76,173

Total current liabilities	98,822	1,544	(289)		100,077
Long-term debt, less current portion	—	—			—
Deferred revenue, net of current portion	28,112	—			28,112
Stockholders’ equity:
Preferred Series A Stock	—	2,172	(2,172	) A	—
Preferred Series B Stock	—	5,527	(5,527	) A	—
Common Stock	34	12	(12	) A	34
Additional paid-in capital	107,282	51	(51	) D	107,282
Treasury stock	(15,007)	—			(15,007)
Accumulated other comprehensive income	1,260	—			1,260
Accumulated deficit	(62,921)	(7,326)	7,326	D	(62,921)

Total Stockholders’ Equity	30,648	436	(436)		30,648

Total Liabilities and Stockholders’ Equity	$157,582	$1,980	$(725)		$158,837

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

RightNow Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated
Combined Statement of Operations
for the six months ended June 30, 2009
(In thousands)

	RightNow	HiveLive
	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,	Pro Forma		Pro Forma
	2009	2009	Adjustments		Combined
Revenue:
Software, hosting and support	$53,469	$553		B	$54,022
Professional services	18,908	—			18,908

Total revenue	72,377	553			72,930
Cost of revenue:
Software, hosting and support	9,903	—	225	A	10,128
Professional services	13,354	—			13,354

Total cost of revenue	23,257	—	225		23,482

Gross Profit	$49,120	$553	(225)		$49,448
Operating Expenses:
Sales and marketing	30,871	1,300			32,171
Direct costs and expenses	—	73			73
Research and development	9,807	524			10,331
General and administrative	7,653	648			8,301
Amortization of intangible assets	—	—	50	A	50

Total operating expenses	48,331	2,545	50		50,926

Income (loss) from operations	789	(1,992)	(275)		(1,478)
Interest and other income, net	752	(7)			745

Income (loss) before income taxes	1,541	(1,999)	(275)		(733)
(Provision) benefit for income taxes	(242)	—			(242)

Net income (loss)	$1,299	$(1,999)	$(275)		$(975)

Net income (loss) per share
Basic	$0.04				$(0.03)
Diluted	$0.04				$(0.03)
Shares used in the computation:
Basic	31,730				31,730
Diluted	32,207				31,730
See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

RightNow Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated
Combined Statement of Operations
for the year ended December 31, 2008
(In thousands)

	RightNow	HiveLive
	Year Ended	Year Ended
	December	December	Pro Forma		Pro Forma
	31, 2008	31, 2008	Adjustments		Combined
Revenue:
Software, hosting and support	$102,576	$364		B	$102,940
Professional services	37,859	—			37,859

Total revenue	140,435	364			140,799
Cost of revenue:
Software, hosting and support	20,397	—	450	A	20,847
Professional services	30,440	—			30,440

Total cost of revenue	50,837	—	450		51,287

Gross Profit	$89,598	$364	(450)		$89,512
Operating Expenses:
Sales and marketing	67,628	2,184			69,812
Direct costs and expenses	—	93			93
Research and development	18,292	870			19,162
General and administrative	13,615	924			14,539
Amortization of intangible assets	—	—	100	A	100

Total operating expenses	99,535	4,071	100		103,706

Income (loss) from operations	(9,937)	(3,707)	(550)		(14,194)
Interest and other income, net	2,696	31			2,727

Income (loss) before income taxes	(7,241)	(3,676)	(550)		(11,467)
(Provision) benefit for income taxes	(42)	—			(42)

Net income (loss)	$(7,283)	$(3,676)	$(550)		$(11,509)

Net income (loss) per share
Basic and diluted	$(0.22)				$(0.34)
Shares used in the computation:
Basic and diluted	33,362				33,362
See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

Note 1: ACQUISITION
     On September 15, 2009, the Company acquired the outstanding common and preferred stock of HiveLive, Inc. (“HiveLive”), for $5.9 million in net cash paid at closing.  HiveLive is an enterprise-class social platform provider with an innovative platform for customer support, engagement and loyalty, and ideation communities to help organizations maximize every opportunity to deliver great customer experiences.
     The acquisition is being accounted for under the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on management’s estimate of fair values. The excess of purchase price over the fair value of net assets acquired reflects the expected benefits from expansion of market opportunities and customer relationships. Our estimates and assumptions are subject to change. Certain items may impact the final purchase price allocation. Our preliminary evaluation is based on the following as estimated on the date of acquisition:

Purchase price:
Cash consideration		$5,906

Total consideration		5,906

Allocated to:
Fair value of net assets acquired		189

Allocated to:
Identifiable intangibles assets:
Developed technology	1,800
Customer relationships	200
Trade name and Trademarks	100	2,100

Excess purchase price allocated to goodwill		$3,617
NOTE 2: PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
The following adjustments have been reflected in the unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2009 as if the acquisition occurred on June 30 2009:
(A)	Adjustment to record the purchase of all of the outstanding stock of HiveLive.

(B)	Adjustment to record the fair value of deferred commissions and deferred revenue of HiveLive. The fair value of deferred revenue represents an amount equivalent to the estimated cost to fulfill the service obligation assumed plus an appropriate profit margin.

(C)	Adjustment to record the goodwill and estimated fair value of identifiable intangible assets acquired. Identifiable intangible assets consist of developed technology, customer relationships, and trade name and trademarks, which will be amortizable over their useful lives of four, four, and two years, respectively. The fair value and useful life estimates of these assets is preliminary and subject to change.

(D)	Adjustment to record the elimination of HiveLive’s equity.
Income Taxes
     Both RightNow and HiveLive have substantial gross deferred tax assets primarily associated with net operating loss carryforwards, which both companies have historically offset by a full valuation allowance. The pro forma condensed combined financial statements were prepared with an assumption that the combined entity would maintain a full valuation allowance. Accordingly, no adjustments are reflected for pro forma net deferred tax assets or liabilities in the pro forma condensed combined balance sheet.
NOTE 3: PRO FORMA ADJUSTMENTS TO COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
     The following adjustments have been reflected in the pro forma combined condensed consolidated statement of operations for the year ended December 31, 2008 and the six month period ended June 30, 2009 as if the acquisition had occurred on January 1, 2008.
(A)	Adjustment to record the amortization expense related to the identifiable assets acquired. Identifiable intangible assets consist of developed technology, customer relationships, and trade name and trademarks, which will be amortizable over their useful lives of four, four, and two years, respectively. The fair value and useful life estimates of these assets is preliminary and subject to change.
(B)	There are no adjustments to revenue recognized as the Company had no significant amounts of deferred revenue as of January 1, 2008.